                                                                    EXHIBIT 99.2

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
SECTION 1.       PURCHASE AND SALE OF THE NOTES..............................................1
        1.1    Sale and Issuance of the First Note...........................................1
        1.2    Sale and Issuance of the Second Note..........................................2
        1.3    Closings......................................................................2
SECTION 2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................2
        2.1    Organization, Good Standing and Qualification.................................3
        2.2    Authorization.................................................................3
        2.3    Valid Issuance of the Note Shares and Listing.................................3
        2.4    Capitalization; Indebtedness..................................................4
        2.5    SEC Reports and Certain Changes...............................................5
        2.6    Financial Statements and Title to Assets......................................5
        2.7    Contracts.....................................................................6
        2.8    Compliance and Permits........................................................6
        2.9    Compliance with Other Instruments.............................................7
        2.10   Governmental Consents.........................................................7
        2.11   Litigation....................................................................7
        2.12   Taxes.........................................................................8
        2.13   Intellectual Property.........................................................8
        2.14   Brokerage.....................................................................8
        2.15   Fielding Acquisition Agreement................................................8
SECTION 3.       REPRESENTATIONS AND WARRANTIES OF KING......................................9
        3.1    Organization, Good Standing and Qualification.................................9
        3.2    Authorization.................................................................9
        3.3    Governmental Consents.........................................................9
        3.4    Accredited Investor...........................................................9
SECTION 4.       FILINGS AND AUTHORIZATIONS.................................................10
SECTION 5.       COMPANY COVENANTS..........................................................10
SECTION 6.       CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE TRANSACTIONS
                 CONTEMPLATED BY THIS AGREEMENT.............................................11
SECTION 7.       CONDITIONS OF KING'S OBLIGATIONS AT EACH CLOSING...........................11
SECTION 8.       CONDITIONS OF THE COMPANY'S OBLIGATIONS AT EACH CLOSING....................13
SECTION 9.       TERMINATION................................................................14
        9.1    Termination..................................................................14
        9.2    Effect of Termination........................................................14
SECTION 10.      MISCELLANEOUS..............................................................15
        10.1   Survival.....................................................................15
        10.2   Assignment; Successors and Assigns...........................................15
        10.3   Governing Law................................................................15
        10.4   Counterparts.................................................................15
        10.5   Titles and Subtitles.........................................................16
        10.6   Notices......................................................................16
        10.7   Expenses.....................................................................18
        10.8   Publicity....................................................................18
        10.9   Amendments and Waivers.......................................................18
        10.10  Severability.................................................................18
        10.11  Entire Agreement.............................................................18
        10.12  Jurisdiction; Venue..........................................................19
        10.13  Specific Performance.........................................................20

                                    Schedules

Schedule 2.4(c).............................       Registration Rights
Schedule 2.4(d).............................       Preemptive and Antidilution Rights
Schedule 2.14...............................       Brokerage Fees
Schedule 5(a)(iii)..........................       Efficacy Confirmation

                                    Exhibits

Exhibit A...................................       Form of Note
Exhibit B...................................       Investor Rights Agreement
Exhibit C...................................       Registration Rights Agreement
Exhibit D...................................       Form of Legal Opinion

                             Index of Defined Terms

                                                                                Section
                                                                                -------
1995 Plan...................................................................    2.4(a)
1999 10-K...................................................................    2.5(a)
Accredited Investor.........................................................    3.4
Agreement...................................................................    PREAMBLE
Closing.....................................................................    1.3(b)
Closing Location............................................................    1.3(a)
Common Stock................................................................    RECITALS
Company.....................................................................    PREAMBLE
Company Stock Option Plans..................................................    2.4(a)
Convertible Note............................................................    RECITALS
Consultant Opinion Letters..................................................    5(a)(ii)
Director Plan...............................................................    2.4(a)
Exchange....................................................................    2.3
Exchange Act................................................................    2.4(c)
Existing Warrants...........................................................    2.4(a)
FDA.........................................................................    5(a)(i)
FDA Written Notice..........................................................    5(a)(i)
Fielding....................................................................    1.3(a)
Fielding Acquisition Agreement..............................................    1.3(a)
First Closing...............................................................    1.3(a)
First Note..................................................................    1.1
HPV License Agreement.......................................................    RECITALS
HSR Act.....................................................................    2.10
Investor Rights Agreement...................................................    RECITALS
King........................................................................    PREAMBLE
Maryland Process Agent......................................................    10.12(c)
Material Adverse Effect.....................................................    2.1
Material Contracts..........................................................    2.7
Nasdaq......................................................................    2.3
Note Shares.................................................................    2.2
Notes.......................................................................    1.2
Parkedale...................................................................    RECITALS
Preferred Stock.............................................................    2.4(a)
Quintiles...................................................................    5(a)(ii)
Quintiles Efficacy Confirmation.............................................    5(a)(iii)
Registration Rights Agreement...............................................    RECITALS
Related Agreements..........................................................    RECITALS
SEC.........................................................................    2.5(a)
SEC Filings.................................................................    2.5(a)
Second Closing..............................................................    1.3(b)
Second Note.................................................................    1.2
Securities Act..............................................................    2.4(c)
Tennessee Process Agent.....................................................    10.12(b)

                             NOTE PURCHASE AGREEMENT


               THIS NOTE PURCHASE AGREEMENT (this "Agreement") is made as of the 19th day of December, 2000 by and between NOVAVAX, INC., a Delaware corporation (the "Company"), and KING PHARMACEUTICALS, INC., a Tennessee corporation ("King").


               WHEREAS, King wishes to purchase from the Company, and the Company wishes to sell to King, 4% Convertible Senior Notes in the form of Exhibit A attached hereto (each a "Convertible Note") in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000), all subject to and in accordance with the terms and conditions of this Agreement;

               WHEREAS, shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") shall be issuable upon the conversion of, and as interest payments on, the Convertible Notes;

               WHEREAS, as a condition to the consummation of the First Closing of this Agreement, King and the Company have agreed to enter into an Investor Rights Agreement in the form of Exhibit B attached hereto (the "Investor Rights Agreement");

               WHEREAS, as a condition to the consummation of the First Closing of this Agreement, King and the Company have agreed to enter into a Registration Rights Agreement in the form of Exhibit C attached hereto (the "Registration Rights Agreement"); and

               WHEREAS, as a condition to King entering into this Agreement, the Company and Parkedale Pharmaceuticals, Inc., a subsidiary of King ("Parkedale") have entered into a License Agreement dated as of the date hereof (the "HPV License Agreement" and together with the Registration Rights Agreement and the Investor Rights Agreement, collectively, the "Related Agreements") pursuant to which the Company will supply certain proprietary manufacturing cell banks to Parkedale so that Parkedale can develop products to treat or prevent human papillomavirus and/or cervical cancer.

               NOW THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1.     PURCHASE AND SALE OF THE NOTES.

               1.1    SALE AND ISSUANCE OF THE FIRST NOTE.

                      Subject to the terms and conditions of this Agreement, the Company agrees to sell and issue to King, and King agrees to purchase from the Company, at the First Closing (as defined below) a Convertible Note in the principal amount of Twenty Million Dollars ($20,000,000) (the "First Note").

               1.2    SALE AND ISSUANCE OF THE SECOND NOTE.

                      Subject to the terms and conditions of this Agreement, the Company agrees to sell and issue to King, and King agrees to purchase from the Company, at the Second Closing (as defined below) a Convertible Note in the principal amount of Five Million Dollars ($5,000,000) (the "Second Note" and together with the First Note, the "Notes").

               1.3    CLOSINGS.

                      (a) The closing for the purchase and sale of the First Note (the "First Closing"), shall take place at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, McLean, Virginia 22102 (the "Closing Location"), subject to the satisfaction or waiver of the applicable conditions set forth in Sections 6, 7 and 8 hereof, simultaneously with the closing of the Company's acquisition of The Fielding Pharmaceutical Company ("Fielding") pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of October 4, 2000, by and among the Company, Fielding and the other parties thereto (the "Fielding Acquisition Agreement"), or at such other time and place as the Company and King mutually agree upon in writing.

                      (b) The closing for the purchase and sale of the Second Note (the "Second Closing", with each of the First Closing and Second Closing being referred to herein individually as a "Closing") shall take place at the Closing Location as promptly as practicable after the satisfaction or waiver of the applicable conditions set forth in Sections 6, 7 and 8 hereof, or at such other time and place as the Company and King mutually agree upon in writing. Assuming satisfaction of all the conditions precedent to the Company's obligation to consummate the Second Closing set forth in Sections 6 and 8, the parties acknowledge and agree that notwithstanding any provision to the contrary contained in this Agreement or any Related Agreement, the Second Closing shall take place on a date specified by King in a written notice to the Company; provided that such date shall not be earlier than the twentieth (20th) day following the date of the Company's receipt of such written notice from King.

                      (c) At the First Closing, among other things, the Company shall deliver to King the fully executed First Note. In consideration of such delivery, King shall deliver to the Company the amount of the principal of the First Note in immediately available funds by wire transfer of funds to the Company's designated bank account.

                      (d) At the Second Closing, among other things, the Company shall deliver to King the fully executed Second Note. In consideration of such delivery, King shall deliver to the Company the amount of the principal of the Second Note in immediately available funds by wire transfer of funds to the Company's designated bank account.

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               The Company hereby represents and warrants to King that:

               2.1    ORGANIZATION, GOOD STANDING AND QUALIFICATION.

                      The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). Except as disclosed in the 1999 10-K (as defined below) and except for Fielding Acquisition Corp., the Company has no subsidiaries.

               2.2    AUTHORIZATION.

                      The Company has all requisite corporate power and authority (a) to execute, deliver and perform its obligations under this Agreement, the Notes and the Related Agreements, (b) to issue the Notes and the shares of Common Stock issuable upon the conversion of, and as interest payments on, the Notes (the "Note Shares"), in the manner and for the purpose contemplated by this Agreement, the Notes and the Related Agreements, and (c) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Agreement and the Related Agreements. All corporate action on the part of the Company, its officers, directors and stockholders for the authorization, execution and delivery of this Agreement, and the Related Agreements and the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Notes and the Note Shares (when issued) has been taken or will be taken prior to the First Closing or the Second Closing, as the case may be. This Agreement and the HPV License Agreement constitute, and each Note and other Related Agreement when executed by the Company will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except
(x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (y) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               2.3    VALID ISSUANCE OF THE NOTE SHARES AND LISTING.

                      The Note Shares will be duly and validly issued, fully paid and nonassessable and not subject to preemptive or similar rights, and such Note Shares will be issued in compliance with all applicable federal and state securities laws, when issued, sold and delivered in accordance with the terms of the Notes and the Investor Rights Agreement for the consideration expressed therein. The Note Shares will be listed on the principal U.S. national securities exchange on which the Common Stock is listed or, if the Common Stock is listed on the Nasdaq National Market ("Nasdaq"), then the Note Shares will be listed on Nasdaq (such place of listing of the Note Shares, the "Exchange"), subject only to official notice of issuance. No approval of the stockholders of the Company is required to issue the Notes or the Note Shares under the rules and regulations of the Exchange, including, without limitation, Sections 712 and

713 of the Listing Standards, Policies and Requirements of the American Stock Exchange.

               2.4    CAPITALIZATION; INDEBTEDNESS.

                      (a) The authorized capital stock of the Company consists of fifty million (50,000,000) shares of Common Stock and two million (2,000,000) shares of preferred stock, $.01 par value per share (the "Preferred Stock"). As of December 12, 2000: (i) nineteen million five hundred ninety thousand seven hundred ninety-three (19,590,793) shares of Common Stock were issued and outstanding; (ii) three million five hundred fifty-five thousand one hundred eighty-five (3,555,185) shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options or other rights to purchase or receive the Common Stock granted under the Company's 1995 Stock Option Plan (the "1995 Plan"); (iii) four hundred twenty thousand (420,000) shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options or other rights to receive the Common Stock granted under the Company's Director Stock Option Plan (the "Director Plan" and together with the 1995 Plan, the "Company Stock Option Plans"); (iv) four hundred seventy-nine thousand four hundred eighty-three (479,483) shares of Common Stock were held by the Company in the Company's treasury; (v) no shares of Preferred Stock were issued or outstanding; and (vi) warrants to purchase one million four hundred seventy-eight thousand eight hundred twenty-six (1,478,826) shares of Common Stock were issued and outstanding (the "Existing Warrants").

                      (b) The maximum number of shares of Common Stock issuable at the Closing of the Fielding Acquisition Agreement is Three Million Three Hundred Sixty Three Thousand Six Hundred Thirty Six (3,363,636) shares of Common Stock.

                      (c) All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights. Except as set forth in this Section
2.4 and except for changes resulting from the issuance of shares of Common Stock pursuant to the Company Stock Option Plans, the Existing Warrants and the Fielding Acquisition Agreement, or as expressly permitted by this Agreement, (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company or any Company subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of or ownership interests in the Company or any Company subsidiary, (C) any warrants, calls, options or other rights to acquire from the Company or any Company subsidiary, or any obligation of the Company or any Company subsidiary to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for capital stock or voting securities of or other ownership interests in, the Company or any Company subsidiary, (ii) there are no outstanding obligations of the Company or any Company subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities, and (iii) except as contemplated in this Agreement or as set forth on Schedule 2.4(c), the Company is not presently under any obligation, has not agreed or committed, and has not granted rights, to register under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise file any registration statement under the Securities Act or the Exchange Act covering, any of its currently outstanding capital stock or other securities or any of its capital stock or other securities that may be subsequently issued.

                      (d) Except as provided for in this Agreement and the Related Agreements, and except as set forth on Schedule 2.4(d), neither the Company nor any Company subsidiary is a party to any agreement granting any preemptive or antidilutive rights with respect to any securities of the Company or any Company subsidiary that are outstanding as of the date hereof, or with respect to any securities of the Company or any Company subsidiary that may be subsequently issued upon the conversion or exercise of any instrument outstanding as of the date hereof. The execution, delivery and performance of this Agreement and the Related Agreements and the issuance of the Notes and the Note Shares will not trigger any of the preemptive or antidilutive rights under any of the agreements set forth on Schedule 2.4(d) hereto. Other than the Company subsidiaries, the Company does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other person. A list of all of the Company subsidiaries, other than Fielding Acquisition Corp., is set forth in an exhibit to the 1999 10-K.

                      (e) Except for the Notes to be issued hereunder, the Company has no Indebtedness (as defined in the Investor Rights Agreement).

               2.5    SEC REPORTS AND CERTAIN CHANGES.

                      (a) The Company has heretofore filed with the United States Securities and Exchange Commission (the "SEC") all forms, statements, reports and documents (together with all exhibits, amendments and supplements thereto, the "SEC Filings") required to be filed by the Company under each of the Securities Act and the Exchange Act and the SEC rules and regulations thereunder, including an Annual Report on Form 10-K for the year ended December 31, 1999 (the "1999 10-K"). As of their respective filing dates, none of the SEC Filings, at the time they were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Since December 31, 1999, the Company has timely filed with the SEC all SEC Filings required to be filed since such date, and all such SEC Filings complied with all applicable requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations thereunder. The Company has previously made available or delivered to King copies of the SEC Filings.

                      (b) Since December 31, 1999, and except as set forth in SEC Filings or otherwise previously disclosed to King in writing, there has been no change in the business, assets, liabilities, financial condition or operating results of the Company from that reflected in the 1999 10-K, except changes in the ordinary course of business that have not, individually or in the aggregate, resulted in and are not reasonably expected to result in a Material Adverse Effect.

               2.6    FINANCIAL STATEMENTS AND TITLE TO ASSETS.

                      The audited consolidated financial statements of the Company included or incorporated by reference in the 1999 10-K and the unaudited interim financial statements contained in the quarterly reports on Form 10-Q for the first three quarters in the year ending

December 31, 2000 have been prepared in accordance with the published rules and regulations of the SEC and with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated therein and with each other, except as may be indicated therein or in the notes thereto, and fairly present in all material respects the financial condition of the Company and its subsidiaries as of the respective dates thereof and the results of their operations and statements of cash flows for the respective periods then ended, subject, in the case of unaudited interim financial statements, to usual year-end adjustments. Except as reflected in such financial statements, the Company and its subsidiaries have no material liabilities, absolute or contingent, other than ordinary course liabilities incurred since the date of the last such financial statements in connection with the conduct of the business of the Company and its subsidiaries. Except as otherwise set forth in the SEC Filings, the Company and its subsidiaries have (a) good and marketable title to all material property and assets reflected as owned by the Company or its subsidiaries in the financial statements to the 1999 10-K (or as disclosed in the SEC Filings), and (b) valid and enforceable leasehold interests in all material property and assets reflected as leased by the Company or its subsidiaries in the financial statements to the 1999 10-K (or as disclosed in the SEC Filings).

               2.7    CONTRACTS.

                      With respect to each of the material contracts, commitments and agreements of the Company and its subsidiaries ("Material Contracts"), neither the Company nor any of its subsidiaries is, or has actual knowledge that any other party is, in default under or in respect of any Material Contract, the result of which default would have a Material Adverse Effect.

               2.8    COMPLIANCE AND PERMITS.

                      (a) Except as disclosed in the SEC Filings, each of the Company and its subsidiaries has complied with, and is not in default under or in violation of, (i) its Certificate of Incorporation, By-laws or other organizational document or (ii) any laws, ordinances and regulations or other governmental restrictions, orders, judgments or decrees applicable to each of the Company and its subsidiaries, except, in the case of clause (ii), for any such default or violation which would not have a Material Adverse Effect. Except as disclosed in the SEC Filings, neither the Company nor any of its subsidiaries has received notice of any possible or actual violation of any applicable law, ordinance, regulation, or order, the result of which violation would be reasonably expected to have a Material Adverse Effect. Neither the execution and delivery of this Agreement, the Notes or any of the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby will violate, conflict with or result in a breach or result in the acceleration or termination of, or the creation in any third party of the right to accelerate, terminate, modify or cancel, any material indenture, contract, lease, sublease, loan agreement, note or other material obligation or liability to which the Company or any of its subsidiaries is a party or is bound or to which any of its assets are subject.

                      (b) Except as disclosed in SEC Filings, each of the Company and its subsidiaries has, and is not in default in any material respect under, all governmental franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would be reasonably expected to have a Material Adverse Effect.

               2.9    COMPLIANCE WITH OTHER INSTRUMENTS.

                      The execution, delivery and performance of this Agreement or any of the Related Agreements and the transactions contemplated hereby and thereby will not result in any violation of or constitute, with or without the passage of time and the giving of notice, a default under any provision of (a) the Certificate of Incorporation, By-laws or other organizational document of the Company or any of its subsidiaries or (b) any material provision of any material indenture, agreement or other instrument by which the Company or any of its subsidiaries or any of their properties or assets are bound, or result in the creation or imposition of any lien, or encumbrance upon any of the material properties or assets of the Company or any of its subsidiaries, except, in the case of clause (b), for any such default or violation which would not have in any such event a Material Adverse Effect.

               2.10   GOVERNMENTAL CONSENTS.

                      Except for (a) any notification required to be filed or supplied pursuant to the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (the "HSR Act") in connection with the conversion of the Notes, (b) registration of the Note Shares under the Securities Act pursuant to the Registration Rights Agreement, (c) listing of the Note Shares on the Exchange, (d) any filings required under federal and state securities laws in connection with the issuance of the Notes or the Note Shares, and (e) any consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any federal, state or local governmental authority as provided for in the HPV License Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery and performance of this Agreement, the Notes or any of the Related Agreements. The filings under federal and state securities laws, if any, will be effected by the Company at its cost within the applicable stipulated statutory period.

               2.11   LITIGATION.

                      There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, currently threatened against the Company or any of its subsidiaries which questions the validity of this Agreement, the Notes or any of the Related Agreements, or the right of the Company to enter into such agreements and instruments or to consummate the transactions contemplated hereby or thereby. Except as disclosed in SEC Filings, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, currently threatened against the Company, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have or would reasonably be expected to have a Material Adverse Effect.

               2.12   TAXES.

                      Each of the Company and its subsidiaries has filed all federal, state, foreign and other tax returns which are required to be filed and has heretofore paid all taxes which have become due and payable, except where the failure to file or pay would not be reasonably expected to have a Material Adverse Effect.

               2.13   INTELLECTUAL PROPERTY.

                      Except as disclosed in the SEC Filings, to the knowledge of the Company, each of the Company and its subsidiaries owns, or possesses adequate rights to use, all of the patents, patent rights, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the SEC Filings or owned or used by it or which is necessary for the conduct of its business as presently conducted, except where the failure to own or possess such patents, patent rights, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights would not have a Material Adverse Effect. Except as disclosed in the SEC Filings, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

               2.14   BROKERAGE.

                      Except as set forth on Schedule 2.14, there are no claims, agreements, or commitments for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement, the Related Agreements, the acquisition of Fielding or otherwise, based on any arrangement made by or on behalf of the Company or any of its subsidiaries, and the Company agrees to indemnify and hold King harmless against any damages incurred as a result of any such claim, agreement, or commitment.

               2.15   FIELDING ACQUISITION AGREEMENT.

                      The Company and its subsidiaries have not waived any of their rights under, or any of the conditions to the obligation of the Company to consummate any transaction contemplated by, the Fielding Acquisition Agreement. Neither the Company nor any other party to the Fielding Acquisition Agreement is in material breach of, or has defaulted under, any of the terms of the Fielding Acquisition Agreement. The Fielding Acquisition Agreement constitutes a legal, valid and binding obligation of the Company, Fielding and the other parties thereto enforceable in accordance with its terms, except (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (y) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company is not and, to Company's knowledge, no other party to the Fielding Acquisition Agreement is, subject to any judgment, award, order, writ, injunction, arbitration decision or decree which prohibits the performance of the Fielding Acquisition Agreement or the consummation of any transaction contemplated under the Fielding Acquisition Agreement. There is no action (a) pending or, to the Company's knowledge, threatened against or affecting the Company or (b) to the Company's knowledge, pending or threatened against or affecting any other party to the Fielding Acquisition Agreement in any federal, state or local court, or before any governmental authority or arbitrator that would adversely affect the ability of the Company or any other party to the Fielding Acquisition Agreement to consummate, or that would prohibit, the transactions contemplated under the Fielding Acquisition Agreement.

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF KING.

               King hereby represents and warrants that:

               3.1    ORGANIZATION, GOOD STANDING AND QUALIFICATION.

                      King is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

               3.2    AUTHORIZATION.

                      All corporate action on the part of King, its officers and directors necessary for the authorization, execution and delivery of this Agreement and each of the Related Agreements and the performance of all obligations of King hereunder and thereunder has been taken or will be taken prior to each Closing, and this Agreement and the Related Agreements constitute valid and legally binding obligations of King enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the enforcement of creditors' rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               3.3    GOVERNMENTAL CONSENTS.

                      Other than matters contemplated by this Agreement and the Related Agreements, and any filings required to be made or supplied pursuant to
Section 13 or 16 of the Exchange Act or the HSR Act, in connection with the issuance or conversion of the Notes, or the issuance of Note Shares in payment of interest on the Notes, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of King in connection with King's valid execution, delivery and performance of this Agreement and the Related Agreements.

               3.4    ACCREDITED INVESTOR.

                      King is an "accredited investor" as such term is defined in Rule 501(a) of the Securities Act and is purchasing the Notes and the underlying Note Shares for its own account for investment purpose. King has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Notes (and the underlying Note Shares) and is capable of bearing the economic risks of such investment.

SECTION 4.     FILINGS AND AUTHORIZATIONS.

               The Company and King, as promptly as practicable, (a) will make, or cause to be made, all such other filings and submissions under laws, rules and regulations applicable to them as may be required for them to consummate the transactions contemplated hereby in accordance with the terms of this Agreement and the Related Agreements, and (b) will use reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all governmental authorities necessary to be obtained by them in order for them to consummate such transactions.

SECTION 5.     COMPANY COVENANTS.

               The Company hereby covenants and agrees as follows:

               (a) The Company shall use its best efforts to obtain and deliver to King as promptly as practicable each of the following, each in a form reasonably acceptable to King:

                      (i) written notice from the U.S. Food and Drug Administration (the "FDA") stating that the FDA has accepted the Company's New Drug Application for Estrasorb(TM) (the "FDA Written Notice");

                      (ii) an opinion letter from Quintiles Transnational Corp. ("Quintiles") stating that the Company's New Drug Application for Estrasorb(TM) exceeds the minimum filing standards required by the FDA, and, if not covered by such opinion letter from Quintiles, an additional opinion letter from a nationally recognized consulting firm reasonably acceptable to King stating that the CMC section of the Company's New Drug Application for Estrasorb(TM) exceeds the minimum filing standards required by the FDA (opinion letters described in this clause (ii), the "Consultant Opinion Letters"); and

                      (iii) written confirmation from Quintiles regarding the efficacy results for the E98-2 study, all as is more fully described in Schedule 5(a)(iii) attached hereto (the "Quintiles Efficacy Confirmation").

               (b) Fielding Acquisition Agreement. The Company shall not terminate, amend, modify or change the Fielding Acquisition Agreement or take any action, or refrain from taking any action, that would constitute a material breach of, constitute a default (or event which with the giving of notice, or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of the Fielding Acquisition Agreement. Within two (2) Business Days after the First Closing, the Secretary of the Company shall deliver to King a certificate dated as of the First Closing, certifying that attached thereto is a true and complete copy of all documents and agreements executed in connection with the consummation of the Fielding Acquisition Agreement.

               (c) Use of Proceeds. Up to Six Million Dollars ($6,000,000) of the proceeds from the First Note shall be used by the Company to complete the acquisition of Fielding and the remainder of the proceeds from the First Note shall be used by the Company for the promotion of Estrasorb(TM), for general working capital purposes and in the operation of the Company's business. The proceeds from the Second Note shall be used to fulfill the Company's obligations in connections with the promotion of Estrasorb(TM), for general working capital purposes and in the operation of the Company's business.

SECTION 6. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

               The obligation of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the date of each of the First Closing and the Second Closing of the following conditions:

               (a) all governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained; and

               (b) no stop order or other order enjoining the sale of the First Note at the First Closing or the Second Note at the Second Closing shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC or any commissioner of corporations or similar officer of any state having jurisdiction over the transactions contemplated by this Agreement and no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect that would restrain or otherwise prevent the consummation of the transactions contemplated by this Agreement.

SECTION 7.     CONDITIONS OF KING'S OBLIGATIONS AT EACH CLOSING.

               The obligations of King to consummate each Closing under this Agreement are subject to the fulfillment on or before each Closing of the following conditions, the waiver of which shall not be effective without the consent of King thereto:

               (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of each Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing (except for representations and warranties that speak as of a specific time, which need only be true and correct in all material respects as of such date or time).

               (b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing.

               (c) Compliance Certificate. An authorized executive officer of the Company shall have delivered to King a certificate certifying that the conditions specified in Section 6(a) and Section 6(b) have been fulfilled.

               (d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at each Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to King, and King shall have received all such counterpart original and certified or other copies of such documents as King may reasonably request.

               (e) Related Agreements. At the First Closing, the Company shall have entered into the Related Agreements, and such Related Agreements shall be in full force and effect.

               (f) Certificate. At each Closing, the Company shall have furnished to King a certificate, signed by an authorized executive officer of the Company, certifying: (i) the due organization and good standing of the Company; (ii) the corporate resolutions of the Company authorizing the transactions contemplated by this Agreement; and (iii) the incumbency of officers of the Company executing this Agreement and the other instruments or certificates delivered at each Closing.

               (g) Opinion of Counsel. At each Closing, the Company shall have furnished to King an opinion of White & McDermott. P.C. in the form attached hereto as Exhibit D.

               (h) Delivery of the Notes. At the First Closing, the Company shall have delivered the fully executed First Note and at the Second Closing, the Company shall have delivered the fully executed Second Note.

               (i) Listing. The Note Shares shall have been approved for listing on the Exchange.

               (j) Fielding Acquisition Agreement. The closing of the Company's acquisition of Fielding shall have occurred or occur simultaneously with the First Closing, in accordance with the terms and conditions of the Fielding Acquisition Agreement and the representations and warranties of the Company set forth in Section 2.15 hereof shall be true and correct in all respects at and as of the First Closing, as though each such representation and warranty were made at and as of such time (except for representations and warranties that speak of a specific date or time other than the First Closing, which need only be true and correct as of such date or time). An authorized executive officer of the Company shall have delivered to King a certificate dated as of the First Closing, certifying (i) that the matters set forth in the preceding sentence are true and correct and (ii) that attached thereto is a true and complete copy of the Certificate of Merger accepted by and filed with the Secretary of State of the State of Delaware in connection with the consummation of the Company's acquisition of Fielding pursuant to the Fielding Acquisition Agreement.

               (k) Broker Releases. At the First Closing, the Company shall have delivered to King (i) evidence reasonably satisfactory to King that all amounts due to the Persons identified in Schedule 2.14 will be paid in full at the First Closing and (ii) releases (conditioned only upon receipt of agreed upon consideration set forth on Schedule 2.14) from such Persons with respect to any claims relating thereto, each in a form reasonably acceptable to King.

               (l) FDA Written Notice. Prior to the Second Closing, the Company shall have delivered the FDA Written Notice to King.

               (m) Consultant Opinion Letters. Prior to the Second Closing, the Company shall have delivered the Consultant Opinion Letters to King.

               (n) Quintiles Efficacy Confirmation. Prior to the Second Closing, the Company shall have delivered the Quintiles Efficacy Confirmation to King.

               (o) Packaging Requirements. Prior to the Second Closing, the Company shall have delivered to King (i) a certificate from an authorized executive officer certifying that Fielding's noncompliance disclosed in Schedule
2.19 to the Fielding Acquisition Agreement shall have been remedied and that Fielding and the Company are in compliance with 21 CFR 310.518 and (ii) any correspondence the Company or Fielding has had with the FDA regarding 21 CFR
310.518 since the date of the Fielding Acquisition Agreement.

               (p) Other Documentation. The Company shall have furnished to King such other instruments and documents, in form and substance reasonably acceptable to King, as may be necessary to effect each Closing.

SECTION 8.     CONDITIONS OF THE COMPANY'S OBLIGATIONS AT EACH CLOSING.

               The obligations of the Company to consummate each Closing under this Agreement are subject to the fulfillment on or before each Closing of the following conditions, the waiver of which shall not be effective without the consent of the Company thereto:

               (a) Representations and Warranties. The representations and warranties of King contained in Section 3 shall be true in all material respects on and as of each Closing with the same effect as though such representations and warranties had been made on and as of such Closing (except for representations and warranties that speak as of a specific time, which need only be true and correct in all material respects as of such date or time).

               (b) Performance. King shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing, and all corporate or other proceedings in connection with the transactions contemplated at each such Closing and all documents incident thereto shall be reasonably satisfactory in form and in substance to the Company.

               (c) Compliance Certificate. An officer of King shall have delivered to the

Company a certificate certifying that the conditions specified in Section 7(a) and Section 7(b) have been fulfilled.

               (d) Payment of Purchase Price. At the First Closing, King shall have delivered to the Company the amount of the principal of the First
Note in immediately available funds by wire transfer of funds to the Company's designated bank account, and at the Second Closing King shall have delivered to the Company the amount of the principal of the Second Note in immediately available funds by wire transfer of funds to the Company's designated bank account.

               (e) Related Agreements. At the First Closing, King (or Parkedale in the case of the HPV License Agreement) shall have entered into each of the Related Agreements and such Related Agreements shall be in full force and effect.

               (f) Other Documentation. King shall have furnished to the Company such other instruments and documents, in form and substance reasonably acceptable to the Company, as may be necessary to effect each Closing.

SECTION 9.     TERMINATION.

               9.1    TERMINATION.

                      This Agreement may be terminated at any time prior to the closing:

                      (a) by mutual written agreement of the Company and King; or

                      (b) by either King or the Company if the First Closing shall not have been consummated on or before January 2, 2001 (provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the First Closing to occur on or before such date); or

                      (c) by either King or the Company if a court of competent jurisdiction or governmental, regulatory, or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently reshaping, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

                      (d) by King if the Second Closing shall not have been consummated on or before March 1, 2002.

               9.2    EFFECT OF TERMINATION.

                      In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (or any stockholder director, officer, partner, employee, agent, consultant or representative of such party) except as set forth in this Section 9.2; provided, that nothing contained in this Agreement shall relieve any party from liability of any breach of this Agreement; provided, further, that this Section 9.2 and Section 10 shall survive such termination and the parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance); provided, further, that termination of this Agreement pursuant to Section 9.1 after the First Closing shall render inapplicable only those provisions of this Agreement obligating the parties to consummate the Second Closing.

SECTION 10.    MISCELLANEOUS.

               10.1   SURVIVAL.

                      All representations, warranties and covenants contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by King of any Note or Note Shares or portion thereof or interest therein and the payment or conversion of any Note, and may be relied upon by any transferee of any Note or Note Shares, regardless of any investigation made at any time by or on behalf of King or any transferee. All representations, warranties and covenants contained herein made by King or any holder of the Notes shall survive the execution and delivery of this Agreement and the Notes, and may be relied upon by the Company and its successors and assigns.

               10.2   ASSIGNMENT; SUCCESSORS AND ASSIGNS.

                      Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the parties hereto without the prior written consent of the other party. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               10.3   GOVERNING LAW.

                      This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

               10.4   COUNTERPARTS.

                      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               10.5   TITLES AND SUBTITLES.

                      The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               10.6   NOTICES.

                      All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Eastern time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the following Persons at the following addresses:

                      To the Company:

                      Novavax, Inc.
                      8320 Guilford Road
                      Columbia, Maryland  21046
                      Attn:  Chief Executive Officer
                      Telecopy:  (301) 854-3902

                      with a copy (which shall not constitute notice) to:

                      White & McDermott, P.C.
                      65 William Street, Suite 250
                      Wellesley, Massachusetts 02481
                      Attn:  David A. White
                      Telecopy: (781) 237-8120

                      To King:

                      King Pharmaceuticals, Inc.
                      501 Fifth Street
                      Bristol, Tennessee  37620
                      Attn:  Executive Vice President
                             and General Counsel
                      Telecopy: (423) 989-6282
                      with a copy (which shall not constitute notice) to:

                      Hogan & Hartson L.L.P.
                      8300 Greensboro Drive
                      McLean, Virginia  22102
                      Attn:  Richard T. Horan, Jr.
                             Thomas E. Repke
                      Telecopy:  (703) 610-6200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

               10.7   EXPENSES.

                      Irrespective of whether the Closings are effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or any securities purchased from the Company hereunder, and shall save and hold King harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

               10.8   PUBLICITY.

                      Except for information which is required to be disclosed by applicable law, neither party hereto shall issue any press releases or public statements with regard to this Agreement, the Notes or the Related Agreements without first seeking the approval of the other party, which shall not be unreasonably withheld or delayed.

               10.9   AMENDMENTS AND WAIVERS.

                      Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and King. Any amendment or waiver effected in accordance with this Section 10.9 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

               10.10  SEVERABILITY.

                      If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               10.11  ENTIRE AGREEMENT.

                      This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

               10.12  JURISDICTION; VENUE.

                      (a) Each of the Company and King hereby waives personal service of any process upon it in connection with any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby covenants and agrees that all such service of process may be made in the manner set forth in Section 10.6 with the same effect as though served on it personally.

                      (b) The Company hereby covenants and agrees that any suit, action or proceeding initiated by the Company against King, its affiliates, subsidiaries, successors and/or assigns arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought exclusively in the federal courts located in and/or state courts of the State of Tennessee. In the event of any such suit, action or proceeding initiated by the Company, each of the Company and King hereby submits to the exclusive jurisdiction and venue of the federal courts located in and state courts of the State of Tennessee and hereby waives any and all objections based on jurisdiction or venue that such party may have under applicable law or the Federal Rules of Civil Procedure. Each of the parties hereby irrevocably designates CT Corporation in the State of Tennessee (the "Tennessee Process Agent") as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Tennessee in any such suit, action or proceedings. Service on the Tennessee Process Agent shall be deemed complete upon delivery thereof to the Tennessee Process Agent, provided that, in the case of any such service upon the Tennessee Process Agent, the party effecting such service shall also deliver a copy thereof to the other parties in accordance with the notice provision set forth in Section 10.6. Each such party shall take all such action as may be necessary to continue the appointment of the Tennessee Process Agent in full force and effect or to appoint another agent, who shall thereafter be referred to herein as the "Tennessee Process Agent", so that each such party shall at all times have an agent for service for the foregoing purposes in the State of Tennessee.

                      (c) King hereby covenants and agrees that any suit, action or proceeding initiated by King against the Company, its affiliates, subsidiaries, successors and/or assigns arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought exclusively in the federal courts located in and/or state courts of the State of Maryland. In the event of any such suit, action or proceeding initiated by King, each of the Company and King hereby submit to the exclusive jurisdiction and venue of the federal courts located in and state courts of the State of Maryland and hereby waive any and all objections based on jurisdiction or venue that such party may have under applicable law or the, Federal Rules of Civil Procedure. Each of the foregoing parties hereby irrevocably designates CT Corporation in the State of Maryland (the "Maryland Process Agent"), as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Maryland in any such suit, action or proceedings with respect to this Agreement and the transactions contemplated hereby. Service on the Maryland Process Agent shall be deemed complete upon delivery thereof to the Maryland Process Agent, provided that in the case of any such service upon the Maryland Process Agent, the party effecting such service shall also deliver a copy thereof to the other parties in accordance with the notice provision set forth in Section 10.6. Each such party shall take all such action as may be necessary to continue the appointment of the Maryland Process Agent in full force and effect or to appoint another agent, who shall thereafter be referred to herein as the "Maryland Process Agent", so that each such party shall at all times have an agent for service for the foregoing purposes in the State of Maryland.

               10.13  SPECIFIC PERFORMANCE.

                      The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled, in addition to any other remedy provided by this Agreement or in law or at equity, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

                    [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first above written.


                                   NOVAVAX, INC.



                                   By:
                                      ----------------------------------------
                                   Name:
                                        -------------------------------
                                   Title:
                                         -------------------------------------


                                   KING PHARMACEUTICALS, INC.



                                   By:
                                      ----------------------------------------
                                   Name:
                                        -------------------------------
                                   Title:
                                         -------------------------------------

                                    EXHIBIT A

                            FORM OF CONVERTIBLE NOTE

THIS NOTE AND THE SHARES OF COMMON STOCK OF NOVAVAX, INC. (OR OTHER SECURITIES) WHICH MAY BE ISSUABLE AS INTEREST ON OR UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OF THE STATES OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR
(II) THE HOLDER HEREOF PROVIDES (A) A WRITTEN OPINION OF LEGAL COUNSEL, WHICH COUNSEL AND OPINION (IN FORM AND SUBSTANCE) SHALL BE REASONABLY SATISFACTORY TO NOVAVAX, INC., TO THE EFFECT THAT THE PROPOSED TRANSFER OF SUCH SECURITIES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (B) A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") REASONABLY SATISFACTORY TO NOVAVAX, INC. TO THE EFFECT THAT UNDER THE SECURITIES ACT THE PROPOSED TRANSFER OF THE SECURITIES WITHOUT REGISTRATION WILL NOT RESULT IN A RECOMMENDATION BY THE STAFF OF THE COMMISSION THAT ACTION BE TAKEN WITH RESPECT THERETO, OR (C) SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO NOVAVAX, INC. THAT THE PROPOSED TRANSFER OF SUCH SECURITIES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT.


                           4% CONVERTIBLE SENIOR NOTE

No. ___                                                   ___________ ___, 200_
$-------------



               NOVAVAX, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of KING PHARMACEUTICALS, INC., a Tennessee corporation, or its registered assigns ("Payee"), the principal amount of _____________________________ Dollars ($_______________), on December 19,
2007, with interest from the date hereof on the unpaid balance of such principal amount as provided herein, which interest is payable semi-annually on June 30 and December 31 of each year commencing _________________, 200_, and on the date such unpaid balance shall become due and payable in full (whether at maturity or at a date fixed for repurchase or by declaration or otherwise) (each an "Interest Payment Date"). Capitalized terms used and not defined in this Note shall have the meanings assigned to them in the Investor Rights Agreement dated as of December 19, 2000 (the "Investor Rights Agreement") by and between the Company and King Pharmaceuticals, Inc.

               Interest payable on this Note shall be computed on the basis of a 360-day year of twelve 30-day months and applied to the actual number of days elapsed and shall accrue at a fixed rate equal to four percent (4%) per annum. All payments with respect to this Note shall be credited first to the payment of accrued but unpaid interest and then to the repayment of principal. The rate of interest payable hereunder shall in no event exceed the maximum rate permitted by applicable law.

               Payments of principal on this Note shall be made in lawful money of the United States in immediately available funds at the address of Payee set forth below.

               Except as provided in the following sentence, payments of interest on this Note shall be made in lawful money of the United States in immediately available funds at the address of Payee set forth below. If the Average Closing Price calculated with respect to an Interest Payment Date is equal to or greater than the Initial Conversion Price and no Event of Default shall have occurred and be continuing as of such Interest Payment Date, the Company, at its option, shall have the right to pay up to the full amount of the Stock Interest Portion of the interest due on such Interest Payment Date by issuing to Payee the number of fully paid and nonassessable shares of Common Stock which is determined by dividing such Stock Interest Portion by the Average Closing Price calculated with respect to such Interest Payment Date and by delivering a certificate or certificates for shares of such Common Stock in such denomination or denominations as Payee may request at the address specified by Payee. For purposes of the foregoing provision:

               "Average Closing Price" means, with respect to any Interest Payment Date, the average Closing Price per share, rounded up to four (4) decimal points, of the Common Stock during the twenty (20) consecutive trading days ending with and including the third trading day immediately preceding such Interest Payment Date.

               "Closing Price" means, with respect to each share of Common Stock, for any day, the reported last sales price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case (a) on the American Stock Exchange as reported in The Wall Street Journal (or other similar newspaper) for American Stock Exchange Composite Transactions or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal (as determined by the Board of Directors) national securities exchange on which the Common Stock is listed or admitted to trading or (b) if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any American Stock Exchange member firm selected from time to time by the Company for that purpose. If no such prices are available, the Closing Price per share of Common Stock shall be the fair value of a share as determined in good faith by the Board of Directors.

               "Initial Conversion Price" means $________ 1/.

-----------------------
1/ For the First Note, this price will be Ten Dollars ($10). The Initial Conversion Price of

               "Stock Interest Portion" shall mean one-half of the interest due and payable on this Note at any Interest Payment Date.

               This Note is one of the Company's 4% Convertible Senior Notes authorized for issuance in the aggregate original principal amount of $25,000,000 pursuant to the Note Purchase Agreement. The registered holder of this Note is entitled to the benefits of the Investor Rights Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof and is subject to the provisions thereof and limitations of rights provided therein. The Investor Rights Agreement contains provisions permitting the amendment or waiver of certain of the terms thereof.

               Except in connection with a prepayment of a portion of this Note pursuant to Section 4 of the Investor Rights Agreement, a mandatory redemption of this Note pursuant to Section 3 of the Investor Rights Agreement, or a repurchase of the Notes pursuant to Section 6 of the Investor Rights Agreement, this Note may not be prepaid by the Company without the prior written consent of Payee.

               At the option of the holder hereof, the principal amount of this Note or any portion of such principal amount may, at the times and upon the conditions set forth in the Investor Rights Agreement, be converted into fully paid and nonassessable shares of Common Stock, as such shares shall be constituted at the time of such conversion at the Conversion Price in effect at the time of such conversion.

               At the option of the holder hereof, the Company may be required to prepay or repurchase this Note in whole or in part under certain circumstances as specified in the Investor Rights Agreement. At the option of the Company, the Company may have the right to redeem this Note (in whole, but not in part) under certain circumstances as specified in the Investor Rights Agreement.

               If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of Maryland, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

               Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

               The Company waives presentment, demand, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Payee in exercising any right or remedy hereunder, under the Investor Rights Agreement or under applicable law shall operate as a waiver of such right or remedy.


-------------
the Second Note will be equal to the Conversion Price of the First Note as of the date that the Second Note is issued.

               In the case of the happening of any of the following events (herein called "Events of Default"):

               (a) any representation or warranty made by the Company in or in connection with this Note, the Note Purchase Agreement, the Investor Rights Agreement or the Registration Rights Agreement, or the borrowings hereunder or thereunder, shall prove to have been false or misleading in any material respect when made or deemed to be made;

               (b) default shall be made by the Company in the payment of any interest of this Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and such default shall continue for fifteen
(15) days after such payment shall have become due and payable;

               (c) default shall be made by the Company in the payment of any principal of this Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or redemption thereof or by acceleration thereof or otherwise;

               (d) the Company shall have failed to make or consummate an Offer to Purchase in accordance with the Investor Rights Agreement;

               (e) default shall be made by the Company in the due observance or performance of any covenant or agreement contained in this Note, the Note Purchase Agreement or the Related Agreements and such default shall continue for thirty (30) days after written notice thereof to the Company by the holder of this Note; ; provided, that a breach by the Company of the representation and warranty made by the Company in Section 7.15 of the HPV License Agreement (as defined in the Note Purchase Agreement) shall not constitute an Event of Default hereunder if such breach was not caused in whole or in part by any actions or inactions of the Company;

               (f) default shall be made by the Company or any subsidiary of the Company in the due observance or performance of any covenant or agreement contained in any Material Contract (as defined below) and the other party to such Material Contract shall have declared default thereunder;

               (g) there occurs with respect to any Material Indebtedness (as defined below), whether such Material Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Material Indebtedness to be due and payable prior to its stated maturity and such Material Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within fifteen (15) days of such acceleration and/or (ii) the failure to make a principal payment at the final fixed maturity and such defaulted payment shall not have been made, waived or extended within fifteen (15) days of such payment default;

               (h) the Company or any subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally, to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

               (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of the Company or of a substantial part of its property or assets under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of the property or assets of the Company, or (iii) the winding-up or liquidation of the Company, and such proceeding or petition shall continue undismissed for ninety (90) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) days;

               (j) this Note, the Note Purchase Agreement or any Related Agreements shall for any reason cease to be, or be asserted by the Company not to be, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

               (k) any final judgment or order (not covered by insurance) for the payment of money in excess of Fifty Thousand Dollars ($50,000) in the aggregate for all such final judgments or orders shall be rendered against the Company or any subsidiary which shall not be paid or discharged within thirty
(30) days following entry of the final judgment or order that causes the aggregate amount of all such final judgments and orders outstanding and not paid or discharged to exceed Fifty Thousand Dollars ($50,000); or

               (l) the Initial Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to the shares of Common Stock issuable upon the conversion of this Note shall not have been declared effective by the Commission within one hundred eighty (180) calendar days after the issuance of this Note;

then, and in any such event (other than an event described in paragraph (h) or (i) above, and at any time thereafter during the continuance of such event, (i) the unpaid principal of this Note shall bear interest (computed on the basis of a 360-day year of twelve 30-day months), at a fixed rate equal to ten (10%) per annum, (ii) the holder of this Note may, by written notice to the Company, accelerate the maturity of this Note whereupon the entire principal amount of this Note, together with all accrued and unpaid interest thereon and all other liabilities of the Company hereunder, shall become due and payable immediately, without presentment, demand, notice of nonperformance, protest, notice of protest, and notice of dishonor, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding; provided, however, that with respect to a default described in paragraph (h) or (i) above, this Note, and all of such principal, interest and other liabilities shall automatically become due and payable without presentment, demand, notice of nonperformance, protest, notice of protest, and notice of dishonor, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding, and (iii) the holder of this Note may exercise all or any other remedies provided by the Investor Rights Agreement or available at law or equity.

               For purposes of the foregoing provisions:

               "Material Contract" shall mean (i) any supply or packaging agreement related to Estrasorb(TM); and (ii) any other contract, agreement or commitment that involves performance of services or delivery of goods or materials by or to the Company or any of its subsidiaries in an amount or value in excess of Two Million Dollars ($2,000,000) during any twelve (12) month period.

               "Material Indebtedness" shall mean any Indebtedness of the Company and/or its subsidiaries having an outstanding principal or other amount of more than Fifty Thousand Dollars ($50,000).

               The Company agrees to pay, in addition to all other sums payable hereunder, reasonable attorneys' fees and costs incurred by Payee in connection with the collection of this Note.

               All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Eastern time on a business day, and otherwise on the next business day, or (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the following Persons at the following addresses:

               To the Company:

               Novavax, Inc.
               8320 Guilford Road
               Columbia, Maryland  21046
               Attn:  Chief Executive Officer
               Telecopy:  (301) 854-3902
               with a copy (which shall not constitute notice) to:

               White & McDermott, P.C.
               65 William Street
               Suite 250
               Wellesley, Massachusetts 02481
               Attn:  David A. White
               Telecopy:  (781) 237-8120

               To King:

               King Pharmaceuticals, Inc.
               501 Fifth Street
               Bristol, Tennessee 37620
               Attn:  Executive Vice President
                      and General Counsel
               Telecopy:  (423) 989-6282

               with a copy (which shall not constitute notice) to:

               Hogan & Hartson L.L.P.
               8300 Greensboro Drive
               McLean, Virginia  22102
               Attn:  Richard T. Horan, Jr.
                      Thomas E. Repke
               Telecopy:  (703) 610-6200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notice to any other holder shall be addressed to such holder at the address set forth for such holder in the Company's records or at such other address and/or to the attention of such other person as such holder may designate by written notice to the Company.

               This Note may be modified or amended only by a writing signed by the Company and Payee.

               This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Company. Thereupon, a new Note or Notes of denominations of One Million Dollars ($1,000,000) (or integral multiples thereof) having an aggregate principal amount and accrued and unpaid interest equal to the principal amount and accrued and unpaid interest of such original Note will be issued to, and registered in the name of, the transferee or transferees. Interest and principal are payable only to the registered holder of this Note.

               The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, or interest on, or other amount payable under this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law.

               Each of the Company and Payee each hereby waives personal service of any process upon it in connection with any suit, action or proceeding arising out of or relating to this Note or the transactions contemplated hereby, and hereby covenants and agrees that all such service of process may be made in the manner set forth above with the same effect as though served on it personally.

               The Company hereby covenants and agrees that any suit, action or proceeding initiated by the Company against Payee, its affiliates, subsidiaries, successors and/or assigns arising out of or relating to this Note or the transactions contemplated hereby shall be brought exclusively in the federal courts located in and/or state courts of the State of Tennessee. In the event of any such suit, action or proceeding initiated by the Company, each of the Company and Payee hereby submits to the exclusive jurisdiction and venue of the federal courts located in and state courts of the State of Tennessee and hereby waives any and all objections based on jurisdiction or venue that such party may have under applicable law or the Federal Rules of Civil Procedure. Each of the parties hereby irrevocably designates CT Corporation in the State of Tennessee (the "Tennessee Process Agent") as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Tennessee in any such action, suit or proceedings with respect to this Note and the transactions contemplated hereby. Service shall be deemed complete upon delivery thereof to the Tennessee Process Agent, provided that, in the case of any such service upon the Tennessee Process Agent, the party effecting such service shall also deliver a copy thereof to the other parties in accordance with the notice provision set forth herein. Each such party shall take all such action as may be necessary to continue the appointment of the Tennessee Process Agent in full force and effect or to appoint another agent, who shall thereafter be referred to herein as the "Tennessee Process Agent", so that each such party shall at all times have an agent for service for the foregoing purposes in the State of Tennessee.

               Payee hereby covenants and agrees that any suit, action or proceeding initiated by Payee against the Company, its affiliates, subsidiaries, successors and/or assigns arising out of or relating to this Note or the transactions contemplated hereby shall be brought exclusively in the federal courts located in and/or state courts of the State of Maryland. In the event of any such suit, action or proceeding initiated by Payee, each of the Company and Payee hereby submit to the exclusive jurisdiction and venue of the federal courts located in and state courts of the State of Maryland and hereby waive any and all objections based on jurisdiction or venue that such party may have under applicable law or the Federal Rules of Civil Procedure. Each of the foregoing parties hereby irrevocably designates CT Corporation in the State of Maryland (the

"Maryland Process Agent"), as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Maryland in any such suit, action or proceedings with respect to this Note and the transactions contemplated hereby. Service shall be deemed complete upon delivery thereof to the Maryland Process Agent, provided that, in the case of any such service upon the Maryland Process Agent, the party effecting such service shall also deliver a copy thereof to the other parties in accordance with the notice provision set forth herein. Each such party shall take all such action as may be necessary to continue the appointment of the Maryland Process Agent in full force and effect or to appoint another agent, who shall thereafter be referred to herein as the "Maryland Process Agent", so that each such party shall at all times have an agent for service for the foregoing purposes in the State of Maryland.

               This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

                    [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

               IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered on its behalf on and as of the day and year first written above.


                                         NOVAVAX, INC.



                                         By:
                                            ---------------------------------

                                         Name:
                                              ------------------------
                                         Title:
                                               ------------------------------

                     OPTION OF THE HOLDER TO ELECT PURCHASE


TO:     NOVAVAX, INC.


        The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from NOVAVAX, INC. (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $100,000 or an integral multiple thereof) below designated, in accordance with the terms of the Investor Rights Agreement referred to in this Note at the repurchase price, together with accrued interest to, but excluding, such date, to the registered holder hereof.

Date:
     ------------------------               ------------------------------------


                                            ------------------------------------
                                            Signature(s)

                                                   NOTICE: The above signatures
                                                   of the holder(s) hereof must
                                                   correspond with the name as
                                                   written upon the face of the
                                                   Note in every particular
                                                   without alteration or
                                                   enlargement or any change
                                                   whatever.

                                                   Principal amount to be repaid
                                                   (if less than all):


                                                                 $--------------


                                            ------------------------------------
                                            Social Security or Other
                                            Taxpayer Identification Number

                                CONVERSION NOTICE


TO:     NOVAVAX, INC.

        The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is One Thousand Dollars ($1,000) or an integral multiple thereof) below designated, into shares of Common Stock of Novavax, Inc. in accordance with the terms of the Investor Rights Agreement referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Date:
     -------------------------------



                                                   ---------------------------


                                                   ---------------------------
                                                   Signature(s)

                                    EXHIBIT B

                            INVESTOR RIGHTS AGREEMENT

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT D

                              FORM OF LEGAL OPINION

                               SCHEDULE 5(a)(iii)

                              EFFICACY CONFIRMATION


The efficacy results claimed by the Company for the E98-2 Study must be confirmed by Quintiles. Specifically, it must be confirmed that the efficacy analysis (reduction in the incidence of hot flushes), when replicated by Quintiles per the a priori protocol-specified methodology, demonstrates statistical significance for the 2.5 mg and 7.5 mg dose. The efficacy results for the 5 mg dose (expected to be non-significant) must also be replicated and confirmed.

Quintiles must also provide a consultant opinion with respect to the appropriateness of the statistical methodology specified in the original protocol for E98-2 and that specified for the ongoing study (E99-1). Given FDA's preference for a Change Score analysis, the comparisons between each dose and placebo must be calculated as a change score at each efficacy assessment point specified in the protocol, using the a priori specified statistical methodology.